                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
             FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION



IN RE:                                   |     CHAPTER 11
                                         |
HA-LO INDUSTRIES, INC., ET AL.,          |     CASE NO. 02 B 12059
                                         |     (JOINTLY ADMINISTERED)
                                         |
             DEBTORS AND                 |
             DEBTORS-IN-POSSESSION.      |     HON. CAROL A. DOYLE
                                         |
                                         |     CONTEMPLATED AUCTION DATE:
                                         |     APRIL 3, 2003 AT 9:30 A.M. CT
-----------------------------------------|

                NOTICE OF SALE OF SUBSTANTIALLY ALL OF THE ASSETS
               OF HA-LO INDUSTRIES, INC. AND LEE WAYNE CORPORATION
               ---------------------------------------------------

Please be advised that HA-LO Industries, Inc. ("HA-LO") and its wholly-owned subsidiary Lee Wayne Corporation ("Lee Wayne" and collectively with HA-LO referred to as "Seller"), Debtors and Debtors-in-Possession herein, have entered into a Purchase Agreement dated as of February 21, 2003 (the "Purchase Agreement"), pursuant to which it has agreed to sell (i) substantially all of the assets of HA-LO, (ii) substantially all of the assets of Lee Wayne, and
(iii) substantially all of the stock of HA-LO's European subsidiaries (collectively, the "Subject Assets") to HA-LO Promotions Acquisition Corp. and HA-LO Holdings BV ("Buyers") for $14 million in cash, a $5 million non-contingent, secured promissory note, a $3 million contingent, unsecured promissory note payable in the event that Buyer exceeds a performance target defined therein, plus the assumption of certain liabilities and additional consideration identified in the Purchase Agreement, subject to overbid and Bankruptcy Court approval.

On February 24, 2003, Seller filed its Motion Of Debtors And Debtors-in-Possession HA-LO Industries, Inc. And Lee Wayne Corporation For The Entry Of An Order Granting Them The Authority To (A) Sell Substantially All Of Their Assets, (B) Assume And Assign Certain Executory Contracts And Unexpired Leases, (C) Consummate Certain Other Related Transactions Contemplated Under The Purchase Agreement, and (D) Waive The Ten-Day Stay Otherwise Applicable To Sales Of Estate Property And Assignments Of Executory Contracts [IL Dkt. No. 677] (the "Sale Motion"). A Copy of the Purchase Agreement is attached to the Sale Motion.

On February 28, 2003, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, (the "Court") entered an Order establishing the notice, bidding and sale procedures governing the contemplated sale of the Subject Assets (the "Sale Procedures Order"). The Court scheduled a hearing on the Sale Motion and the contemplated sale of the Subject Assets for April 3, 2003, commencing at 2:00 p.m. Central time in Courtroom 742 of the Everett McKinley Dirksen Federal Courthouse, 219 South Dearborn Street, Chicago, Illinois. In addition, the Court required that any objections to the relief requested in the Sale Motion and any objections to the proposed Sale Order be filed with the Court and served upon the parties identified in the Sale Procedures Order on or prior to 4:00 p.m. Central time on March 27, 2003.

Any person or entity that is interested in bidding upon all or a portion of the Subject Assets must comply with the Sale Procedures Order. Under the procedures set forth therein, an interested bidder must, among other things, submit to Seller a Qualified Bid to purchase the Subject Assets, or a portion thereof, prior to 4:00 p.m. Central time on March 26, 2003. In order to be considered as a Qualified Bid, the bid must comply with the requirements set forth in the Sale Procedures Order.

In the event that you wish to explore the possibility of submitting a Qualified Bid, please contact Todd L. Padnos, Esq. of LeBoeuf, Lamb, Greene & MacRae, LLP, Seller's bankruptcy counsel. Mr. Padnos will provide you with a copy of the Sale Procedures Order and coordinate a due diligence examination of the Subject Assets upon compliance with the Sale Procedures approved by the Bankruptcy Court.

                         /s/ TODD L. PADNOS
                         -----------------------------------------
                         Neal L. Wolf , Esq.
                         Todd L. Padnos, Esq.
                         LEBOEUF, LAMB, GREENE & MACRAE, LLP
                         One Embarcadero Center
                         San Francisco, California  94111-3619
                         Telephone:        (415) 951-1100
                         Facsimile:        (415) 951-1180
                         COUNSEL FOR DEBTORS AND DEBTORS-IN-POSSESSION